Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

The Board of Directors
Parkway Properties, Inc.

We consent to the incorporation by reference in the registration statements (Nos. 333-178001 and 333-178003) on Form S-3, the registration statements (Nos. 333-100565, 333-115286, 333-166922, 333-134069 and 333-174300) on Form S-8, the registration statements (Nos. 333-88861 and 333-00311) on Form S-8 on Form S-3 and the registration statement (No. 333-156051) on Form S-3D of Parkway Properties, Inc. of our reports dated March 9, 2012, except for notes A, G, and M which are as of March 6, 2013, with respect to the consolidated balance sheet of Parkway Properties, Inc. and subsidiaries as of December 31, 2011, and the related consolidated statements of operations and comprehensive loss, changes in equity, and cash flows for the years ended December 31, 2011 and 2010, and all related financial statement schedules for the years ended December 31, 2011 and 2010, which reports appear in the December 31, 2012 annual report on Form 10-K of Parkway Properties, Inc.

Our report refers to a change in the presentation of comprehensive loss.

/s/  KPMG LLP

Jackson, Mississippi
March 6, 2013